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                                                                    EXHIBIT 23.3

                      CONSENT OF INDEPENDENT ACCOUNTANTS


    We consent to the incorporation by reference in this Registration Statement on Forms S-8 of Renaissance Worldwide, Inc. (formerly known as The Registry, Inc.) of our report dated March 12, 1998, on Neoglyphics Media Corporation as of December 31, 1997 and for the year then ended, appearing in the Form 10-K of Renaissance Worldwide, Inc. for the year ended December 26, 1998.

                                  /s/ Katch, Tyson & Company

                                      KATCH, TYSON & COMPANY
                                      Certified Public Accountants
                                      December 28, 1999